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                                                                   EXHIBIT 10.67
                                LEAR CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN

                    FORM OF PERFORMANCE SHARE AWARD AGREEMENT

            PERFORMANCE SHARE AWARD AGREEMENT (the "Agreement") dated as of _______ __, 2007, between Lear Corporation (the "Company") and the individual whose name appears on the signature page hereof (the "Participant"), who is a key employee of the Company or an Affiliate. Any term capitalized herein, but not defined, shall have the meaning set forth in the Lear Corporation Long-Term Stock Incentive Plan (the "Plan").

            1. GRANT. In accordance with the terms of the Plan, the Company hereby grants to the Participant a Performance Share Award subject to the terms and conditions set forth herein.

            2. PERFORMANCE PERIOD. The Performance Period for this Award shall be the three-year period commencing on January 1, 2007 and ending on December 31, 2009.

            3. PERFORMANCE MEASURES. There shall be two performance measures, Relative Return to Shareholders and Return on Invested Capital, as both are defined below.

                  a. Relative Return to Shareholders: This performance measure ranks the "Return to Shareholders" (as defined below) for the Company over the Performance Period in relation to the Return to Shareholders for the "S&P 500 Companies" (as defined below).

                    i. "Return to Shareholders" for each respective company shall mean the quotient of (I) the sum of (a) the average closing price, as reported on the exchange where the stock of the relevant company is traded, for the five consecutive trading days preceding January 1, 2010 and (b) the dividends declared during the period commencing on January 1, 2007 and ending on December 31, 2009, divided by (II) the average closing price, as reported on the exchange where the stock of the relevant company is traded, for the five consecutive trading days preceding January 1, 2007.

                    ii. "S&P 500 Companies" shall mean the corporations comprising the Standard & Poor's S&P 500 Index as of the end of the respective periods for which performance is to be measured pursuant to the terms of the Agreement.

                  b. Return on Invested Capital: This performance measure is the compounded improvement on the Company's return on invested capital as reported to its shareholders for 2007, 2008, 2009 fiscal years or as otherwise approved by the Compensation Committee.

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                  4.    PERFORMANCE GOALS.

                        a.    Relative Return to Shareholders:

                        i. Threshold: The Company is ranked above the 42nd percentile of S&P 500 Companies when comparing the Company's Return to Shareholders to the Return to Shareholders of the S&P 500 Companies during the relevant period.

                        ii. Target: The Company is ranked above the 57th percentile of S&P 500 Companies when comparing the Company's Return to Shareholders to the Return to Shareholders of the S&P 500 Companies during the relevant period.

                        iii. Superior: The Company is ranked above the 85th percentile of S&P 500 Companies when comparing the Company's Return to Shareholders to the Return to Shareholders of the S&P 500 Companies during the relevant period.

                        b.    Return on Invested Capital:

                        i.    Threshold: 3% per year average improvement

                        ii.   Target: 5% per year average improvement

                        iii.  Superior: 7% per year average improvement

            5.    PERFORMANCE SHARES.

                a. The number of Performance Shares earned by a Participant with respect to each performance measure during the Performance Period shall be determined under the following chart:

                                    PERFORMANCE SHARES

PERFORMANCE AT    Relative Return to Shareholders   Return on Invested Capital
---------------   -------------------------------   --------------------------
Threshold                  ________                       ________
Target                     ________                       ________
Superior                   ________                       ________

                b. In the event that the Company's actual performance does not meet threshold for that performance measure, Performance Shares shall not be earned with respect to that performance measure.

                c. If the Company's actual performance for a performance measure is

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between "threshold" and "target," the Performance Shares earned shall equal the
Performance Shares for threshold plus the number of Performance Shares determined under the following formula:

               (TAS - TS)  x    AP - TP
                                -------
                                TAP - TP

               TAS =     The Performance Shares for target.

               TS =      The Performance Shares for threshold.

               AP =      The Company's actual performance.

               TP =      The threshold performance goal.

               TAP =     The target performance goal.

                d. If the Company's actual performance for a performance measure is between "target" and "superior," the Performance Shares earned shall equal the Performance Shares for target plus the number of Performance Shares determined under the following formula:

               (SS - TAS)  x  AP - TAP
                              --------
                              SP - TAP

                 SS =    The Performance Shares for superior.

                 TAS =   The Performance Shares for target.

                 AP =    The Company's actual performance.

                 TAP =   The target performance goal.

                 SP =    The superior performance goal.

                e. If the Company's actual performance for performance measure exceeds "superior," the Performance Shares earned shall equal the Performance Shares for superior.

                f. As an alternative to the calculation of the amount of Performance Shares earned pursuant to Section 4 and Sections 5(a) through 5(e) above and in order for the potential Performance Share Award to be "banked" on a year-by-year basis, Participant shall earn an amount of Performance Shares equal to the total of Performance Shares earned in each of the three calendar years of the Performance Period as if the Company's actual performance had

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been measured at the end of each such year with one-third (1/3) of the
Performance Shares being earned if, and to the extent that, the respective Performance Goal has been met for such year (with such calculations and goals herein applied as if each separate calendar year were a Performance Period). This Section 5(f) shall operate and Performance Shares will be earned hereunder if and only if the Participant would earn more Performance Shares as a result hereof than otherwise earned pursuant to this Agreement.

            6. TIMING AND FORM OF PAYOUT. Except as hereinafter provided, after the end of the Performance Period, the Participant shall be entitled to receive a number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), equal to his total number of Performance Shares determined under Section 5. Delivery of such shares of Common Stock shall be made as soon as administratively feasible after the Committee certifies the actual performance of the Company during the Performance Period. Notwithstanding anything herein to the contrary, the Committee may, in compliance with and to the extent permissible under Code Section 409A, defer delivery of any shares of Common Stock to the Participant under this Section if the delivery of such shares of Common Stock would constitute compensation to the Participant that is not deductible by the Company or an Affiliate due to the application of Code
Section 162(m); provided, that such shares of Common Stock deferred pursuant to this sentence shall be delivered to the Participant on or before the January 15 of the first year in which the Participant is no longer a "covered employee" of the Company (within the meaning of Code Section 162(m)) following the end of the Performance Period.

            7. TERMINATION OF EMPLOYMENT DUE TO DEATH, RETIREMENT, OR DISABILITY. If a Participant ceases to be an employee prior to the end of the Performance Period by reason of death, an End of Service Date or disability, the Participant (or in the case of the Participant's death, the Participant's beneficiary) shall be entitled to receive shares of Common Stock equal to the number of shares of Common Stock the Participant would have been entitled to under Section 6 if he or she had remained employed until the last day of the Performance Period multiplied by a fraction, the numerator of which shall be the number of full calendar months during the period of January 1, 2007 through the date of the Participant's employment terminated and the denominator of which shall be thirty-six. The delivery of such shares of Common Stock shall be made as soon as administratively feasible after the end of the Performance Period. The Participant's "End of Service Date" is the date of his or her retirement after attaining age 55 and completing ten years of service (as defined in the Lear Corporation Pension Plan, regardless of whether the Participant participates in such plan).

                     Any distribution made with respect to a Participant who has died shall be paid to the beneficiary designated by the Participant pursuant to Article 11 of the Plan to receive the Participant's shares of Common Stock under this Award. If the Participant's beneficiary predeceases the Participant or no beneficiary has been properly designated, distribution of the Participant's shares of Common Stock under this Award shall be made to the Participant's surviving spouse and if none, to the Participant's estate.

            8. TERMINATION OF EMPLOYMENT FOR ANY OTHER REASON. Except as provided in Section 7, the Participant must be an employee of the Company and/or an Affiliate continuously from the date of this Award until the last day of the Performance Period to

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be entitled to receive any shares of Common Stock with respect to any
Performance Shares he may have earned hereunder.

            9. ASSIGNMENT AND TRANSFERS. The rights and interests of the Participant under this Award may not be assigned, encumbered or transferred except, in the event of the death of the Participant, by will or the laws of descent and distribution.

            10. WITHHOLDING TAX. The Company and any Affiliate shall have the right to retain shares of Common Stock that are distributable to the Participant hereunder to the extent necessary to satisfy the minimum required withholding taxes, whether federal, state or local, triggered by the distribution of shares of Common Stock under this Award.

            11. NO LIMITATION ON RIGHTS OF THE COMPANY. The grant of this Award shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

            12. PLAN AND AGREEMENT NOT A CONTRACT OF EMPLOYMENT. Neither the Plan nor this Agreement is a contract of employment, and no terms of employment of the Participant shall be affected in any way by the Plan, this Agreement or related instruments except as specifically provided therein. Neither the establishment of the Plan nor this Agreement shall be construed as conferring any legal rights upon the Participant for a continuation of employment, nor shall it interfere with the right of the Company or any Affiliate to discharge the Participant and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.

            13. PARTICIPANT TO HAVE NO RIGHTS AS A STOCKHOLDER. The Participant shall not have any rights as a stockholder with respect to any shares of Common Stock subject to this Award prior to the date on which he or she is recorded as the holder of such shares of Common Stock on the records of the Company.

            14. NOTICE. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, Southfield, Michigan, 48034, Attention: General Counsel and, in the case of the Participant, to its address set forth on the signature page hereto or, in each case, to such other address as may be designated in a notice given in accordance with this Section.

            15. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Michigan, determined without regard to its conflict of law rules.

            16. PLAN DOCUMENT CONTROLS. The rights herein granted are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect

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as if set forth fully herein. In the event that the terms of this Agreement conflict with the terms of the Plan document, the Plan document shall control.

                            [signature page follows]

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      IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first written above.

                              LEAR CORPORATION

                              By:
                              --------------------------------------------
                              Roger A. Jackson

                              Its: Senior Vice President, Human Resources

                              -------------------------------------------
                              [Participant's Signature]

                              Participant's Name and Address for notices hereunder

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